Confidential treatment has been requested for portions of this exhibit. The copy filed herwith omits the information subject to the confidentiality request. Omissions are designed as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1
THIRD AMENDMENT TO DEVELOPMENT AGREEMENT

This THIRD AMENDMENT TO THE DEVELOPMENT AGREEMENT (this “Third Amendment”) is made and entered into as of January 8, 2003 (the “Third Amendment Effective Date”) by and between DIRECTV, INC., a California corporation (“DIRECTV”), and TIVO INC., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Development Agreement having an effective date of February 15, 2002 (the “Development Agreement”);

WHEREAS, the Parties have previously amended the Development Agreement via that certain First Consolidated Amendment dated October 31, 2002 and that certain Second Amendment dated December 20, 2002 (the “Second Amendment”); and

WHEREAS, the Parties wish to further amend certain provisions in the Development Agreement, and to agree on additional terms and conditions under which TiVo will develop (i) a hardware reference design for a TiVo-DIRECTV combination device capable of receiving and recording high-definition television signals (the “Phoenix Hardware”) and (ii) software that will run on the Phoenix Hardware (the “Phoenix Software”).

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Development Agreement.

1.	PHOENIX DOCUMENTS; UNDERSTANDING REGARDING MILESTONES.

1.1  Finalization of Attachments.  Attachment 1 to this Third Amendment sets forth the product requirements document describing the agreed-upon requirements of the Phoenix Hardware and the Phoenix Software. Attachment 2 to this Third Amendment shall set forth the development schedule, milestone payment schedule, and a more detailed description of the Parties’ responsibilities and schedule dependencies with respect to the Phoenix Hardware and Phoenix Software. The Parties shall work together in good faith to finalize Attachment 2 to this Third Amendment within [*] of the Third Amendment Effective Date. DIRECTV shall pay TiVo for development of the Phoenix Hardware and Phoenix Software pursuant to the milestone payment schedule set forth in Attachment 2 to this Third Amendment, but in no event will a milestone payment be due earlier than the scheduled date; it being understood

[*] Certain information on this page has been omitted and filed separtely with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

that any payment received within [*] days of the required payment date shall be deemed to have been paid in a timely manner.

1.2    Understanding Regarding Milestones.  The Parties agree that Attachment 2 to this Third Amendment shall specify that:

(a)    [*] shall occur on or prior to [*];

(b)    at least [*] will be provided by TiVo [*]; and

(c)    the milestone payments shall be as follows:

(i)      [*], due within [*] after [*],

(ii)     [*], due within [*] after [*],

(iii)    [*], due within [*] after [*],

(iv)    [*], due within [*] after [*],

(v)     [*], due within [*] after [*], and

(vi)    [*], due within [*] of [*].

2.    UNDERSTANDING REGARDING MANUFACTURABILITY.    [*] DIRECTV acknowledges and agrees that TiVo will bear no responsibility for the manufacturability (including component failures) of the Phoenix Receiver (as defined in clause (c) of Section 1.10 of the Development Agreement) unless problems are directly related to the TiVo design, in which case such problems will be addressed pursuant to Section 2.4 of the Development Agreement. [*]TiVo may provide manufacturing assistance to DIRECTV or DIRECTV’s CE Manufacturers at the rates specified in Exhibit D to the Development Agreement (unless otherwise agreed by the Parties).

3.    UNDERSTANDING REGARDING [*].    TiVo acknowledges and agrees that TiVo shall facilitate [*].

4.    PROVO RECEIVER.    Section 1.10 of the Development Agreement is hereby deleted and replaced in its entirety with the following:

“1.10 “Provo Receiver” shall mean: (a) the second generation DIRECTV-TiVo combination receiver described in Exhibit A (Development Schedule and Specifications) as of the Second Amendment Effective Date; (b) the Trinity Hardware (as defined in Section 1 of the Second Amendment to this Agreement) incorporated into a DIRECTV-TiVo combination receiver (the “Trinity Receiver”); and (c) the Phoenix Hardware (as defined in Section 1 of

[*] Certain information on this page has been omitted and filed separtely with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Third Amendment to this Agreement) incorporated into a DIRECTV-TiVo combination receiver (the “Phoenix Receiver”). For the sake of clarity, when assessing the Parties’ respective obligations prior to (i) the Second Amendment Effective Date, “Provo Receiver” excludes clauses (b) and (c); and (ii) the Third Amendment Effective Date, “Provo Receiver” excludes clause (c).”

5.    TIVO SOFTWARE.    Section 1.15 of the Development Agreement is hereby deleted and replaced in its entirety with the following:

“1.15 “TiVo Software” shall mean the Version [*] Software, the Version [*] Software (as defined in the Second Amendment to this Agreement and attachments thereto), the Version [*] Software (as defined in the Third Amendment to this Agreement and attachments thereto), and the Version [*] Software, collectively, along with any updates thereto that may be provided by TiVo.”

6.    PROVO FINISHED GOODS PRICING.    Section 2.1(c) of the Development Agreement is amended by adding the following text immediately after the last sentence:

“The Parties agree that this Section 2.1(c) applies only to the Provo Receiver as defined in clauses (a) and (b) of Section 1.10 of this Agreement.”

7.    SERVER SERVICES.    The last sentence of Section 2.3(e) of the Development Agreement is deleted in its entirety.

8.    TWO-CHIP OPTION.    DIRECTV acknowledges and agrees that DIRECTV’s option to require TiVo to develop the Two-Chip Receiver has lapsed without being exercised. TiVo is under no obligation to undertake such development. Accordingly, Section 2.5 of the Development Agreement is deleted and replaced in its entirety with the following:

“2.5 DELETED PURSUANT TO THIRD AMENDMENT TO THIS AGREEMENT”

9.    HARD DRIVE QUALIFICATION.    The last sentence of Section 2.8 of the Development Agreement is deleted and replaced in its entirety with the following:

“TiVo shall, upon obtaining information that a qualified [*] hard drive will be “end-of-lifed” by the manufacturer, promptly notify DIRECTV of the expected end date of production or availability of any previously qualified hard drive.”

10.    EFFECT OF DELAY.    The first sentence of Section 2.9(a) of the Development Agreement is amended by deleting “Broadcom solely with respect to the Trinity Hardware”

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and replacing it with “Broadcom solely with respect to the Trinity Hardware and the Phoenix Hardware”.

11.    SECTION 3.3 PLACEHOLDER.    Section 3.3 of the Development Agreement was deleted in its entirety per Section 16 of the Second Amendment. In order to maintain cross-reference consistency in the Development Agreement, Section 3.3 is reinstated as follows:

“3.3 DELETED PURSUANT TO SECOND AMENDMENT TO THIS AGREEMENT”

12.    TECHNOLOGY DEVELOPMENT PAYMENTS.    The first sentence of Section 3.6 of the Development Agreement is amended by deleting [*] and replacing it with [*].

13.    INDEMNIFICATION.    Section 7.2 of the Development Agreement is amended by adding the following text immediately after the last sentence:

“In addition, and notwithstanding anything in this Agreement to the contrary, TiVo shall have no obligation to indemnify, defend, or hold harmless DIRECTV with respect to any Claims made by a third party alleging that DIRECTV is infringing (pursuant to any theory) the copyrights in any audiovisual content of such third party (other than audiovisual content supplied by TiVo), based on an End User’s use of the hard disk drives in the Provo Receivers to archive or library such content.”

14.    EXHIBIT J –TECHNOLOGY LICENSE AGREEMENT.    Section 10.1(c) of Exhibit J of the Development Agreement is amended by adding the following text immediately after the last sentence:

“In addition, and notwithstanding anything in this Agreement to the contrary, TiVo shall have no obligation to indemnify, defend, or hold harmless DIRECTV with respect to any Claims made by a third party alleging that DIRECTV is infringing (pursuant to any theory) the copyrights in any audiovisual content of such third party (other than audiovisual content supplied by TiVo), based on an End User’s use of the hard disk drives in the Provo Receivers to archive or library such content.”

15.    EFFECT OF AMENDMENT.    Except as expressly modified herein, all other terms and conditions of the Development Agreement shall remain in full force and effect.

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, TiVo and DIRECTV have duly executed this Third Amendment by their respective duly authorized officers. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TIVO INC.		DIRECTV, INC.

By:	/s/ Michael Ramsay	By:	/s/ Brad Beale

Printed Name:	Michael Ramsay	Printed Name:	Brad Beale

Title:	Chairman, CEO	Title:	Senior Vice President

Third Amendment Signature Page

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.